PLAN AND AGREEMENT OF PURCHASE

This plan and agreement of purchase (Plan) has been adopted as a reorganization under Section 368(b) of the Internal Revenue Code and entered into in Dallas, Texas, this fifth day of March, 1999, between CBQ, Inc., a Colorado corporation referred to in this Agreement as either the Purchaser or "CBQ", and Reliance Technologies, Inc., a Texas corporation, and the shareholders of Reliance Technologies, Inc., all of whom are sometimes collectively referred to in this Agreement as the "Shareholders".

CBQ will acquire (at the Closing) from the Shareholders 100% of the issued and outstanding capital stock of Reliance Technologies, Inc. in exchange for shares of voting stock of CBQ. Under this Plan, Reliance Technologies, Inc. will become a subsidiary of CBQ.

                                    ARTICLE I
                        EXCHANGE OF VOTING CAPITAL STOCK

1.01. Transfer and Delivery of Reliance Technologies, Inc. Shares. At the closing Shareholders will transfer and deliver to CBQ certificates evidencing 100% of the issued and outstanding Capital stock of Reliance Technologies, Inc. duly endorsed in blank so as to effect transfer by delivery.

1.02. Issuance and Delivery of CBQ Shares. In exchange for the transfer by Shareholders to CBQ of 100% of the issued and outstanding Reliance Technologies, Inc. capital shares hereunder, CBQ will forthwith cause to be issued and delivered to the Shareholders 1,000,000 restricted common shares of CBQ (Collectively, the CBQ Shares).

1.03. CBQ will establish at closing "The Reliance Technology Stock Option Plan",
Exhibit 4 to this Agreement, and will contribute 100,000 shares to this Incentive Stock Option Plan for key employees of Reliance Technologies, Inc.

1.04. CBQ will fund or will have funded the Business Plan of Reliance Technology, Inc., in the cumulative amount of $250,000, within twelve (12) months of the Closing Date. Funded will mean that CBQ has arranged equity financing from any source. It may involve equipment or services provided by outside suppliers.

1.05. Right of Recission. Should CBQ not fund or arrange funding as described in
1.04 above, then Reliance Technologies, Inc. reserves the right to rescind this Agreement in its entirety. If rescinded, all CBQ Shares issued in 1.02 above shall be transferred and delivered to CBQ; the certificates duly endorsed in blank so as to effect transfer by delivery. Any rights, including shares issued from those rights, granted under the Reliance Technology Stock Option Plan in
1.03 above shall be immediately void and of no effect. In addition, all monies funded under 1.04 above are due and payable to CBQ. This Right of Recission will expire Midnight twelve (12) months from the Date of Closing.

1.04.Closing Date. The Closing Date will be March 15, 1999 at 10:00 AM at the offices of CBQ in Dallas, Texas unless otherwise determined by Mutual agreement.

                                   ARTICLE II
     REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND ACQUIRED CORPORATION

2.01. Organization and Standing. Reliance Technologies, Inc. is a corporation duly organized, validly existing and in good standing under the laws of Texas, with all Corporate powers necessary to own property and carry on its business as it is now being conducted. Copies of the articles of incorporation and bylaws of Reliance Technologies, Inc. delivered to Purchaser herewith are complete and accurate as of the Closing Date.

2.02. Balance Sheet. A balance sheet and related statements of operations, cash flows and equity of Reliance Technologies, Inc. dated as of and for the three year or lesser period, if inception occurred within three years, ended December 31, 1998, shall forthwith be delivered to CBQ. Reliance Technologies, Inc. shall cause these financial statements to be (a) audited in accordance with Generally Accepted Auditing Standards, (b) prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis fairly presenting the financial position of Reliance Technologies, Inc. and (c) prepared to as to comply with Regulation S X and the time periods set forth in Form 8-KSB, that being within 75 days after the Closing Date. Reliance Technologies, Inc. shall also deliver to CBQ within the aforesaid 75 day period any other audited and/or unaudited financial statements required under Regulation S-X, Form 8-KSB or otherwise by applicable securities laws. (The foregoing audited and unaudited financial statements are collectively referred to herein as the "Balance Sheet".)

2.03. Capitalization. Reliance Technologies, Inc. has an outstanding capitalization, which is all in the hands of the Shareholders, all of which has been fully paid for and is non assessable. There are no outstanding subscriptions, options, contracts, commitments or demands relating to the capital stock of Reliance Technologies, Inc. or any other agreements of any character under which Reliance Technologies, Inc. or the Shareholders would be obligated to issue or purchase shares of Reliance Technologies, Inc. capital stock, except as described and disclosed on Exhibit 1 to this Agreement.

2.04. Title to Assets. Reliance Technologies, Inc. has good and marketable title to all of its assets, all as set forth in the Balance Sheet, none of which are subject to any mortgage, pledge, lien, charge, security interest, encumbrance or restriction whatsoever except those that: (a) are disclosed on the Balance Sheet and/or the footnotes thereto or (b) do not materially and adversely affect the value of the asset. Further, the assets of Reliance Technologies, Inc. are in good condition and repair.

2.05. Schedule of Assets. Reliance Technologies, Inc. shall forthwith deliver to Purchaser a schedule of assets containing, as of the Closing Date, a true and complete: (a) description of all software licensing and sublicensing agreements in favor of or made by Reliance Technologies, Inc.; (b) description of any real property in which Reliance Technologies, Inc. has a leasehold interest; (c) list of all capitalized equipment of Reliance Technologies, Inc. that sets forth any liens, claims, encumbrances, charges, restrictions, covenants and conditions concerning the listed items; (d) list of all machinery, tools, and equipment in which Reliance Technologies, Inc. has a leasehold interest, with a description of each interest; (e) list of all patents, patent licenses, trademarks, trademark registrations, trade names, copyrights and copyright registrations owned by Reliance Technologies, Inc.; and (f) list of all interests in subsidiaries and/or joint ventures.

2.06.  Liabilities.   Except  as  set  forth  in  the  Balance  Sheet,  Reliance
Technologies, Inc. presently has no outstanding indebtedness other than liabilities incurred in the ordinary course of business. Reliance Technologies, Inc. is not in default with respect to any terms or conditions of any indebtedness. Further, Reliance Technologies, Inc. has not made any assignment for the benefit of creditors, nor has any involuntary or voluntary petition in bankruptcy been filed by or against Reliance Technologies, Inc..

2.07. Litigation. Reliance Technologies, Inc. is not a party to, nor has it been threatened with, any litigation or governmental proceeding that, if decided adversely to it, would have a material and adverse effect on its operations or business, or on the financial condition, net worth, prospects or business of Reliance Technologies, Inc. To the best of the Reliance Technologies, Inc.'s knowledge, it is not aware of any facts that might result in any action, suit or other proceeding that would result in any material and adverse change in the business or financial condition of Reliance Technologies, Inc.

2.08. Compliance with Law and Instruments. The business and operations of Reliance Technologies, Inc. are not infringing on or otherwise acting adversely to any copyrights, trademark rights, patent rights or licenses owned by any other person, and there is not any pending claim or threatened action with respect to such rights. Reliance Technologies, Inc. is not obligated to make any payments in the form of royalties, fees or otherwise to any owner of any patent, trademark, trade name or copyright, except as set forth on Exhibit 2.

2.09. Contractual Obligations. Reliance Technologies, Inc. is not a party to or bound by any written or oral: (a) contract not made in the ordinary course of business, (b) bonus, pension, profit sharing, retirement, stock option, hospitalization, group insurance or similar plan providing employee benefits other than in the ordinary course of business, except as disclosed on Exhibit 3 to this Agreement, (c) any real or personal property lease other than in the ordinary course of business or (d) deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt or any other agreement subjecting any of the assets or properties of Reliance Technologies, Inc. to a lien or encumbrance. Reliance Technologies, Inc. has performed all obligations required to be performed by it under any of the contracts and leases to which it is a party as of the Closing Date and is not in material breach under any of the contracts, leases or other arrangements by which it is bound. None of the parties with whom Reliance Technologies, Inc. has contractual arrangements are in default of their obligations.

2.10. Changes in Compensation. Since the date of the Balance sheet, Reliance Technologies, Inc. has not granted any general pay increase to employees or changed the rate of compensation, commission or bonus payable to any officer, employee, director, agent or stockholder, other than in the normal course of business.

2.11. Records. All of the account books, minute books, stock certificate books and stock transfer ledgers of Reliance Technologies, Inc. are current and accurate.

2.12. Authority. The execution and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of Reliance Technologies, Inc. and the Shareholders in accordance with its terms. No provision of the articles of incorporation, bylaws, minutes, share certificates or contracts prevents Reliance Technologies, Inc. and/or the Shareholders from delivering the Reliance Technologies, Inc. shares to CBQ in the manner contemplated under the Plan.

2.13. Taxes. Reliance Technologies, Inc. has filed all income tax returns and, in each jurisdiction where qualified or incorporated, all income tax and franchise tax returns that are required to be filed. Reliance Technologies, Inc. has paid all taxes as shown on the returns as have become due, and has paid all assessments received that have become due.

2.14. Brokers. All negotiations on the part of Reliance Technologies, Inc. and the Shareholders related to the Plan have been accomplished solely by Reliance Technologies, Inc. and the Shareholders without the assistance of any person employed as a broker or finder. Reliance Technologies, Inc. and the Shareholders have done nothing to give rise to any valid claims for a broker's commission, finder's fee or any similar charge.

2.15. Full Disclosure. As of the Closing Date, Reliance Technologies, Inc. and the Shareholders have disclosed all events, conditions and facts materially affecting the business and prospects of Reliance Technologies, Inc. The Shareholders and Reliance Technologies, Inc. have not withheld knowledge of any event, condition or fact that they have reasonable grounds to know may materially affect the business and prospects of Reliance Technologies, Inc. None of the representations and warranties made by the Shareholders or Reliance Technologies, Inc. in this Agreement or in any instrument, writing or other document furnished to CBQ contains any untrue statement of a material fact, or fails to state a material fact.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.01. Organization and Standing. CBQ is a corporation duly organized, validly existing and in good standing under the laws of Colorado, with all corporate powers necessary to own property and carry on its business as it is now being conducted. Copies of the articles of incorporation and bylaws of CBQ delivered to the Shareholders and Reliance Technologies, Inc. herewith are complete and accurate as of the Closing Date.

3.02.  Subsidiaries.  CBQ has subsidiaries.

3.03. Capitalization. CBQ has an authorized capitalization consisting of 500,000,000 common shares, $.0001 par value per share, and 100,000,000 preferred shares, $.001 par value per share. As of the Closing Date, the number of common shares and preferred shares outstanding is as set forth in the Form 8K-A as of February 2, 1999; all of which issued and outstanding shares are fully paid for and non assessable. CBQ has granted and registered 280,000 S-8 options; and granted, subject to vesting, 300,000 options to outside parties at an option price of closing market bid price or greater.

3.04. Due Delivery. The CBQ Shares issued to the Shareholders have been validly authorized and issued and are fully paid for and non assessable. No CBQ shareholder has any preemptive right of subscription or purchase with respect to these shares.

3.05. Authority. The execution and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of CBQ in accordance with its terms. No provision of the articles of incorporation, bylaws, minutes, share certificates or contracts prevents CBQ from delivering the CBQ shares in the manner contemplated under the Plan.

3.06. Brokers. All negotiations on the part of CBQ related to the Plan have been accomplished solely by CBQ without the assistance of any person employed as a broker or finder. CBQ has done nothing to give rise to any valid claims for a broker's commission, finder's fee or any similar charge.

3.07. Full Disclosure. As of the Closing Date, CBQ has disclosed all events, conditions and facts materially affecting the business and prospects of CBQ, and CBQ has not withheld knowledge of any event condition or fact that it has reasonable grounds to know may materially affect the business and prospects of CBQ. None of the representations and warranties made by CBQ in this Agreement or in any instrument, writing or other document furnished to the Shareholders or Reliance Technologies, Inc. contains any untrue statement of a material fact, or fails to state a material fact.

                                   ARTICLE IV
                      SURVIVAL OF WARRANTIES AND WARRANTIES

4.01. Nature and Survival of Representations and Warranties. All statements of fact contained in this Agreement or in any memorandum, certificate, letter, document or other instrument delivered by or on behalf of any of the parties hereto to any other party pursuant to this Agreement shall be deemed representations and warranties made by the delivering party to the other parties under this Agreement. The covenants, representations and warranties of the parties shall survive the Closing Date for a period of one year, and then they shall lapse and be of no further effect.

4.02. Expenses. The parties to this Agreement shall pay their own expenses incurred hereunder and in regards of the transactions contemplated hereby, including, but not limited to, all fees and expenses of their respective counsel and accountants.

                                    ARTICLE V
                         COMPLIANCE WITH SECURITIES LAWS

5.01. Acknowledgments of the Shareholders. The Shareholders acknowledge, understand and agree that: (a) The certificates representing the CBQ Shares will each bear a legend restricting transfer in accordance with the exemptions from registration under the Securities Act of 1933, as amended, which CBQ has relied upon in the issuance of the CBQ Shares. (b) The CBQ Shares have not been registered under the Securities Act of 1933, as amended, or any applicable state law (collectively, the Securities Act). (c) The CBQ Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act of 1933 or 1934. (d) The legal consequences of the foregoing mean that the Shareholders must bear the economic risk of the investment in the CBQ Shares for the requisite period of time. (e) No federal or state agency has made any finding or determination as to the fairness of an investment in CBQ, or any recommendation or endorsement of this investment.

5.02. Further Representations and Warranties of Shareholders. Shareholders each individually represent and warrant to CBQ as follows: (a) I have the financial ability to bear the economic risks of my investment, have adequate means of providing for my current needs and personal contingencies, and have no need for liquidity in this investment; and, further, I have evaluated the high risks of investing in CBQ and have such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that I am capable of evaluating the merits and risks of an investment in the CBQ Shares. (b) I have been given the opportunity to ask questions of and receive answers from CBQ concerning the terms and conditions of this investment, and to obtain additional information necessary to verify the accuracy of the information I desired in order to evaluate my investment, and in evaluating the suitability of this investment I have not relied upon any representation or other information (whether oral or written), other than that furnished to me by CBQ or its representatives; further, I have had the opportunity to discuss with my professional, legal, tax and financial advisers the suitability of an investment in the CBQ Shares for my particular tax and financial situation; and, further, in making the decision to purchase the CBQ Shares, I have relied solely upon independent investigations made by me or on my behalf. (c) I am acquiring the CBQ Shares solely for my own personal account, for investment purposes only, and am not purchasing with a view to, or for, the resale, distribution, subdivision or fractionalization thereof.

                                   ARTICLE VI
                                  MISCELLANEOUS

6.01. Amendments. This Agreement may be amended or modified at any time, but only by an instrument in writing executed by Reliance Technologies, Inc., CBQ and each of the individual Shareholders.

6.02. Waiver. The Shareholders of Reliance Technologies, Inc. and/or CBQ may, in writing, (a) extend the time for performance of any of the obligations of any other party to this Agreement, (b) waive any inaccuracies or misrepresentations contained in this Agreement or in any document delivered pursuant to this Agreement by any other party and/or (c) waive compliance with any of the covenants, or performance of any obligations, contained in this Agreement by any other party.

6.03. Assignment. (a) Neither this Agreement nor any right created hereby shall be assignable by any party without the prior written consent of the other parties, except by the laws of succession. (b) This Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies under this Agreement.

6.04. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, or to the party individually when deposited in the U.S. Mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, or when delivered via facsimile; provided, however, that the communication is addressed as follows:

(a)  in case of Reliance Technologies, Inc. and the Shareholders:

     4851 Keller Spring Road
     Suite 228
     Addison, TX  75001; (972) 381-1353;  and

(b)  in case of CBQ:

     4851 Keller Springs Rd.
     Suite. 213
     Addison, Texas 75001; (972) 732-1100

6.05. Headings. Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.06. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof. It may be executed in any number of counterparts, but the aggregate of such counterparts constitute only one and the same instrument.

6.07. Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if it never contained any such invalid, illegal or unenforceable provisions.

6.08. Controlling Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Texas, and venue for any lawsuit shall be in Dallas County, Texas.

6.09. Attorney's Fees. If any action at law or in equity, including any action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party. The attorney's fees may be ordered by the court in the trial of any action described in this paragraph or may be enforced in a separate action brought for determining attorney's fees.

6.10. Specific Performance. The parties declare that it is impossible to measure in money the damages that will accrue to a party or its successors as a result of any other parties' failure to perform any of the obligations under this Agreement; therefore, if a party or its successor institutes any action or proceeding to enforce the provisions of this Agreement, any party opposing such action or proceeding agrees that specific performance may be sought and obtained for any breach of this Agreement.

6.11. Arbitration. Any dispute relating to the interpretation or performance of this Agreement shall be resolved at the request of either party through binding arbitration. Arbitration shall be conducted in Dallas, Texas in accordance with the then-existing rules of the American Arbitration Association. Judgment upon any award by the arbitrators may be entered by any state or federal court having jurisdiction. It is the intent of the parties to this Agreement that to arbitrate be irrevocable.

Purchaser: CBQ, Inc.:


By:
   -----------------------
   Michael L. Sheriff, CEO



Acquired Corporation: Reliance Technologies, Inc.


By:
   -----------------------

Name:
     ---------------------

Title:
      --------------------


Shareholders or Shareholder Agent:

By:                                             By:
   -----------------------                         -----------------------
         Shareholder                                     Shareholder

By:                                             By:
   -----------------------                         -----------------------
         Shareholder                                     Shareholder

By:                                             By:
   -----------------------                         -----------------------
         Shareholder                                     Shareholder
*
By:                                             By:
   -----------------------                         -----------------------
         Shareholder                                     Shareholder

By:                                             By:
   -----------------------                         -----------------------
         Shareholder                                     Shareholder

By:                                             By:
   -----------------------                         -----------------------
         Shareholder                                     Shareholder

By:                                             By:
   -----------------------                         -----------------------
         Shareholder                                     Shareholder

By:                                             By:
   -----------------------                         -----------------------
         Shareholder                                     Shareholder

                                    Exhibit 1

            Subscriptions, Options, Contracts, Commitments or Demands relating to the Capital Stock of Reliance Technologies, Inc.














Acquired Corporation: Reliance Technologies, Inc.


By:
   ---------------------

Name:
     -------------------
Title:
      ------------------

                                    Exhibit 2

        Payments in the form of Royalties, Fees or otherwise to any owner of any Patent, Trademark, Trade Name or Copyright








Acquired Corporation: Reliance Technologies, Inc.


By:
   ----------------------
Name:
     --------------------
Title:
      -------------------

                                    EXHIBIT 3

         Bonus, Pension, Profit Sharing, Retirement, Stock Option Plans










Acquired Corporation: Reliance Technologies, Inc.


By:
   ----------------------
Name:
     --------------------
Title:
      -------------------

                                    Exhibit 4

                    The Reliance Technology Stock Option Plan